UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2019

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RES	New York Stock Exchange

Item 7.01.	Regulation FD Disclosure

RPC, Inc. announces material financial information and other important information to our investors and other interested parties in a variety of ways, including our investor relations website, press releases, SEC filings, public conference calls and webcast investor presentations. We make all of these materials available on our investor relations website (http://www.rpc.net/Investor_Relations). We use these channels, as well as social media, to communicate with the public about RPC and its subsidiaries. It is possible that the information we disclose using any of these channels, including the information that we post on social media, could be deemed to be material information. Therefore, we encourage those interested in our company to review the information we disclose on all of these channels, including the information that we post on the social media channels listed below. This list may be updated from time to time on RPC’s investor relations website.

LinkedIn pages:

https://www.linkedin.com/company/cudd-energy-services/

https://www.linkedin.com/company/393109/admin/

Twitter Feeds:

https://twitter.com/inc_rpc (@inc_rpc)

https://twitter.com/WCSchool79 (@WCSchool79)

Facebook pages:

https://www.facebook.com/Cudd-Energy-Services-151001551631875/

https://www.facebook.com/ThruTubing/

https://www.facebook.com/pattersontubularservices/

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: June 20, 2019	/s/ Ben M. Palmer
Ben M. Palmer
Vice President and Chief Financial Officer

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